Exhibit 99.1

Realogy Continues Deleveraging with Term Loan Repayments
MADISON, N.J. (September 17, 2021) — Realogy Holdings Corp. (NYSE: RLGY), the leading and most integrated provider of U.S. residential real estate services in the United States, today announced that it has repaid an aggregate of $435 million of outstanding borrowings under its term loan facilities as of September 16, 2021. The debt repayment was funded with cash on hand.
The repayments satisfy in full the $197 million principal amount of outstanding borrowings under its non-extended Term Loan A facility due February 2023 and the $238 million principal amount of outstanding borrowings under its Term Loan B facility due February 2025. The company expects to realize approximately $10 million in cash interest expense savings annually as a result of these repayments. The company also continues to have no outstanding balance on its revolving credit facility since October 2020.
“Realogy has delivered outstanding financial performance while maintaining a proactive focus on strengthening our balance sheet. The repayment of these near-term secured loans improves our liquidity profile and supports our continued efforts to manage our debt portfolio,” said Charlotte Simonelli, CFO and Treasurer of Realogy. “We have made tremendous progress to date and remain committed to continuing to deleverage, strengthen our balance sheet, and strategically invest in our business for the future.”

About Realogy Holdings Corp.
Realogy Holdings Corp. (NYSE: RLGY) is moving the real estate industry to what’s next. As the leading and most integrated provider of U.S. residential real estate services encompassing franchise, brokerage, relocation, and title and settlement businesses as well as a mortgage joint venture, Realogy supported approximately 1.4 million home transactions in 2020. The company’s diverse brand portfolio includes some of the most recognized names in real estate:Better Homes and Gardens® Real Estate, CENTURY 21®, Coldwell Banker®, Coldwell Banker Commercial®, Corcoran®, ERA®, and Sotheby's International Realty®. Using innovative technology, data and marketing products, high-quality lead generation programs, and best-in-class learning and support services, Realogy fuels the productivity of its approximately 194,200 independent sales agents in the U.S. and approximately 142,700 independent sales agents in 117 other countries and territories, helping them build stronger businesses and best serve today’s consumers. Recognized for ten consecutive years as one of the World’s Most Ethical Companies, Realogy has also been designated a Great Place to Work three years in a row and is one of LinkedIn’s 2021 Top Companies in the U.S.

Forward-Looking Statements
Certain statements in this press release constitute “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Realogy Holdings Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
Various factors that could cause actual future results and other future events to differ materially from those in forward-looking statements include but are not limited to those set forth under the headings “Forward-Looking Statements” and “Risk Factors” in Realogy’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2020, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021 and its other filings made from time to time. Realogy undertakes no obligation to release publicly any revisions to any forward-looking statements, except as required by law.

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Investor Contacts:	Media Contacts:
Alicia Swift	Trey Sarten
(973) 407-4669	(973) 407-2162
alicia.swift@realogy.com	trey.sarten@realogy.com

Danielle Kloeblen	Gabriella Chiera
(973) 407-2148	(973) 407-5236
danielle.kloeblen@realogy.com	gabriella.chiera@realogy.com